UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2023 (May 10, 2023)

NATIONAL HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13489 (Commission File Number)	52-2057472 (I.R.S. Employer Identification No.)

100 Vine Street Murfreesboro, Tennessee (Address of Principal Executive Offices)		37130 (Zip Code)

Registrant’s telephone number, including area code: (615) 890-2020

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.1 par value	NHC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 10, 2023, National HealthCare Corporation (“NHC”) entered into a Revolving Credit Loan Agreement (the “Credit Agreement”) with Pinnacle Bank, as lender (the “Lender”).

The Credit Agreement provides for a $50,000,000 revolving credit facility with a one-year term (the “Credit Facility”).

The Credit Facility is for general corporate purposes, including working capital and acquisitions. NHC is permitted, upon required notice to Lender, to prepay the amounts outstanding under the Credit Facility at any time without penalty. Loans bear interest at either (i) Term SOFR, plus 1.25%; or (ii) Term SOFR, plus 1.10%, depending upon NHC meeting certain conditions.

NHC’s obligations under the Credit Agreement are unsecured. The Credit Agreement contains customary representations and warranties, financial covenants, and other customary affirmative and negative covenants. The Credit Agreement also contains customary events of default.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 11, 2023

NATIONAL HEALTHCARE CORPORATION

By: /s/Josh A. McCreary
Name: Josh A. McCreary
Title: Senior Vice President, General Counsel, and Secretary